Exhibit (a)(1)(B)

Letter of Transmittal

to Tender Shares of Common Stock

of

Onvia, Inc.

at

$9.00 Net Per Share

to

Project Olympus Merger Sub, Inc.,

a wholly owned subsidiary of

Project Diamond Intermediate Holdings Corporation,

the parent company of

Deltek, Inc.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed under “Special Delivery Instructions”) a check representing a cash payment for shares of common stock, $0.0001 par value per share (the “Shares”), of Onvia, Inc., a Delaware corporation, (“Onvia”), tendered pursuant to this Letter of Transmittal, at a price of $9.00 per share, net to the seller in cash, without interest thereon and subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 19, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Offer”).

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK

CITY TIME, AT THE END OF THE DAY ON NOVEMBER 16, 2017, UNLESS THE OFFER IS

EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Method of delivery of the certificate(s) is at the election and sole risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal in its entirety, together with the certificate(s) representing your Shares, to:

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, Inc.

If delivering via USPS:	If delivering by hand, UPS or FedEx:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0693	Edgewood, NY 11717

Pursuant to the Offer of Project Olympus Merger Sub, Inc., a Delaware corporation, to purchase any and all issued and outstanding Shares of Onvia, the undersigned encloses herewith and tenders the following certificate(s) representing the Shares.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Tendered (attached additional list if necessary) Certificated Shares**
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**	Book-Entry Shares Tendered

Total Shares
* Need not be completed by book-entry stockholders. ** Unless otherwise indicated, it will be assumed that all Shares represented by certificates described above are being tendered hereby.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT MACKENZIE PARTNERS, INC., THE INFORMATION AGENT FOR THE OFFER, TOLL-FREE AT (800) 322-2885 (OR AT (212) 929-5500 COLLECT IF YOU ARE LOCATED OUTSIDE THE U.S. AND CANADA) OR BY EMAIL AT TENDEROFFER@MACKENZIEPARTNERS.COM.

You have received this Letter of Transmittal in connection with the offer of Project Olympus Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Project Diamond Intermediate Holdings Corporation, a Delaware corporation (“Parent”) and the parent company of Deltek, Inc., a Delaware corporation (“Deltek”), to purchase any and all issued and outstanding shares of common stock, $0.0001 par value per share (the “Shares”), of Onvia, Inc., a Delaware corporation (“Onvia”), at a price of $9.00 per Share, net to the seller in cash, without interest thereon and subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 19, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase” and, together with this Letter of Transmittal, as it may be amended or supplemented from time to time, the “Offer”). Parent is the sole stockholder of Deltek, which has guaranteed all of Parent’s and Purchaser’s obligations under the Agreement and Plan of Merger, dated as of October 4, 2017, by and among Onvia, Parent and Purchaser.

You should use this Letter of Transmittal to deliver to Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) Shares represented by stock certificates, or held in book-entry form on the books of Onvia, for tender. If you are delivering your Shares by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (“DTC”), you must use an Agent’s Message (as defined in Instruction 2 below). In this Letter of Transmittal, stockholders who deliver certificates representing their Shares are referred to as “Certificate Stockholders”, and stockholders who deliver their Shares through book-entry transfer to DTC are referred to as “Book-Entry Stockholders.”

If you desire to tender your Shares and the certificates representing your Shares are not immediately available or you cannot deliver your certificates and all other required documents to the Depositary on or prior to the expiration of the Offer (such date and time, as it may be extended, the “Expiration Date”) or you cannot complete the book-entry transfer procedures on or prior to the Expiration Date, you may tender your Shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase. See Instruction 2 below. Delivery of documents to DTC will not constitute delivery to the Depositary.

☐	CHECK HERE IF YOUR SHARE CERTIFICATE(S) HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN AND REQUIRE ASSISTANCE IN OBTAINING REPLACEMENT CERTIFICATE(S). BY CHECKING THIS BOX, YOU UNDERSTAND THAT YOU MUST CONTACT THE TRANSFER AGENT TO OBTAIN INSTRUCTIONS FOR REPLACING LOST, DESTROYED, MUTILATED OR STOLEN SHARE CERTIFICATES. SEE INSTRUCTION 10.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY AT DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING (PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY):

Name(s) of Registered Owner(s):

Window Ticket Number (if any) or DTC Participant Number:

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Project Olympus Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Project Diamond Intermediate Holdings Corporation, a Delaware corporation (“Parent”) and the parent company of Deltek, Inc., a Delaware corporation (“Deltek”), the above-described shares of common stock, $0.0001 par value per share (the “Shares”), of Onvia, Inc., a Delaware corporation (“Onvia”), at a price of $9.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 19, 2017, (as it may be amended or supplemented from time to time, the “Offer to Purchase”) receipt of which is hereby acknowledged, and this Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”). Parent is the sole stockholder of Deltek, which has guaranteed all of Parent’s and Purchaser’s obligations under the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 4, 2017, by and among Onvia, Parent and Purchaser. The undersigned understands that Purchaser reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its affiliates, the right to purchase the Shares tendered herewith.

On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), subject to, and effective upon, acceptance for payment and payment for the Shares validly tendered herewith, and not properly withdrawn, on or prior to the expiration of the Offer (such date and time, as it may be extended, the “Expiration Date”) in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser, all right, title and interest in and to all of the Shares being tendered hereby and any and all cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect of such Shares (collectively, “Distributions”). In addition, the undersigned hereby irrevocably appoints Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares and any Distributions with full power of substitution (such proxies and power of attorney being deemed to be an irrevocable power coupled with an interest in the tendered shares) to the full extent of such stockholder’s rights with respect to such Shares and any Distributions (a) to deliver certificates representing Shares (the “Share Certificates”) and any Distributions, or transfer of ownership of such Shares and any Distributions on the account books maintained by The Depository Trust Company (“DTC”), together, in either such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) to present such Shares and any Distributions for transfer on the books of Onvia and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares and any Distributions, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of such stockholder’s rights with respect to the Shares tendered hereby that have been accepted for payment and with respect to any Distributions. The designees of Purchaser will, with respect to the Shares and any Distributions for which the appointment is effective, be empowered to exercise all voting and any other rights of such stockholder, as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of stockholders of Onvia, by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares. Such appointment is effective when, and only to the extent that, Purchaser accepts the Shares tendered with this Letter of Transmittal for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares and any Distributions will be revoked and no subsequent powers of attorney, proxies or consents may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon

Purchaser’s acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights, to the extent permitted under applicable law, with respect to such Shares and any Distributions, including voting at any meeting of stockholders of Onvia or executing a written consent concerning any matter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to sell, assign and transfer the Shares and any Distributions tendered hereby and, when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Shares, or the Share Certificate(s) have been endorsed to the undersigned in blank, or the undersigned is a participant in DTC whose name appears on a security position listing as the registered owner of the Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares and any Distributions tendered hereby. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of Purchaser any and all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer and, pending such remittance or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of any such Distributions and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Purchaser in its sole discretion.

It is understood that the undersigned will not receive payment for the Shares unless and until the Shares are accepted for payment and until the Share Certificate(s) owned by the undersigned are received by the Depositary at the address set forth above, together with such additional documents as the Depositary may require, or, in the case of Shares held in book-entry form, ownership of Shares is validly transferred on the account books maintained by DTC, and until the same are processed for payment by the Depositary.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE SHARES, THE SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DELIVERY THROUGH DTC) IS AT THE ELECTION AND SOLE RISK OF THE UNDERSIGNED. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND THE RISK OF LOSS OF SUCH SHARES, SHARE CERTIFICATE(S) AND OTHER REQUIRED DOCUMENTS SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION (AS DEFINED BELOW)). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the acceptance for payment by Purchaser of Shares tendered pursuant to one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price in the name(s) of, and/or return any Share Certificates representing Shares not tendered or accepted for payment to, the registered owner(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price and/or return any Share Certificates representing Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered owner(s) appearing under

“Description of Shares Tendered.” In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price and/or issue any Share Certificates representing Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name of, and deliver such check and/or return such Share Certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Unless otherwise indicated herein in the box titled “Special Payment Instructions,” please credit any Shares tendered hereby or by an Agent’s Message (as defined in Instruction 2 below) and delivered by book-entry transfer, but which are not purchased, by crediting the account at DTC designated above. The undersigned recognizes that Purchaser has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered owner thereof if Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price in consideration of Shares accepted for payment are to be issued in the name of someone other than the undersigned or if Shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account maintained at DTC other than that designated above.

Issue:  ☐  Check and/or

☐  Share Certificates to:

Name:
(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security Number)
☐ Credit Shares tendered by book-entry transfer that are not accepted for payment to the DTC account set forth below.

(DTC Account Number)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 7)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered” above.

Deliver:  ☐  Check(s) and/or

☐  Share Certificates to:

Name:
(Please Print)

Address:

(Include Zip Code)

IMPORTANT — SIGN HERE

(U.S. Holders — Please Also Complete the Enclosed IRS Form W-9)

(Non-U.S. Holders — Please Obtain and Complete IRS Form W-8BEN or

IRS Form W-8BEN-E (or Other Applicable Form) as Appropriate)

(Signature(s) of Stockholder(s))

Dated:                       , 2017

(Must be signed by registered owner(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5. For information concerning signature guarantees, see Instruction 1.)

Name:
(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see Instructions 1 and 5)

Name of Firm:

(Include Zip Code)

Authorized Signature:

Name:

(Please Type or Print)

Area Code and Telephone Number:

Date:	, 2017

Place medallion guarantee in space below:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program, or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this document, includes any participant in any of DTC’s systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith and such registered owner has not completed the box titled “Special Payment Instructions” or the box titled “Special Delivery Instructions” on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations. This Letter of Transmittal is to be completed by stockholders if Share Certificates are to be forwarded herewith. If tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase, an Agent’s Message must be utilized. Share Certificates representing all physically tendered Shares, or confirmation of any book-entry transfer into the Depositary’s account at DTC of Shares tendered by book-entry transfer (“Book-Entry Confirmation”), as well as this Letter of Transmittal properly completed and duly executed in accordance with the instructions of this Letter of Transmittal, with any required signature guarantees (or in the case of a book-entry transfer, an Agent’s Message in lieu of this Letter of Transmittal), and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein on or prior to the Expiration Date. Please do not send your Share Certificates directly to Purchaser, Parent, Deltek or Onvia.

Stockholders whose Share Certificates are not immediately available or who cannot deliver all other required documents to the Depositary on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on or prior to the Expiration Date may nevertheless tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Purchaser must be received by the Depositary on or prior to the Expiration Date and (c) Share Certificates representing all tendered Shares, in proper form for transfer (or a Book-Entry Confirmation with respect to such Shares), together with this Letter of Transmittal, properly completed and duly executed in accordance with the instructions of this Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message in lieu of this Letter of Transmittal), and any other required documents required by this Letter of Transmittal, are received by the Depositary within two NASDAQ Capital Market trading days after the date of execution of such Notice of Guaranteed Delivery.

A properly completed and duly executed Letter of Transmittal must accompany each such delivery of Share Certificates to the Depositary.

The term “Agent’s Message” means a message, transmitted through electronic means by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of this Letter of

Transmittal and that Purchaser may enforce such agreement against the participant. An Agent’s Message also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Depositary’s office.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DELIVERY THROUGH DTC) IS AT THE ELECTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND THE RISK OF LOSS OF SUCH SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, CERTIFICATES SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment.

All questions as to validity, form and eligibility (including time of receipt) of the surrender of any Share Certificate hereunder, including questions as to the proper completion or execution of any Letter of Transmittal, Notice of Guaranteed Delivery or other required documents and as to the proper form for transfer of any Share Certificate, will be determined by Purchaser in its sole and absolute discretion (which may delegate power in whole or in part to the Depositary), which determination will be final and binding on all parties, subject to the right of any such party to dispute such determination in a court of competent jurisdiction. Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Purchaser, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of any other stockholder. No tender of Shares will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of Parent, Purchaser, Deltek, the Depositary, MacKenzie Partners, Inc. (the “Information Agent”) or any of their respective affiliates or assigns or any other person will be under any duty to give notification of any defects or irregularities in tenders of Shares or incur any liability for failure to give any such notification. Purchaser’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the Instructions thereto and any other documents related to the Offer) shall be final and binding on all parties, subject to the right of any such party to dispute such interpretation in a court of competent jurisdiction.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

4. Partial Tenders (Applicable to Certificate Stockholders Only). If fewer than all the Shares evidenced by any Share Certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the column titled “Number of Shares Tendered” in the box titled “Description of Shares Tendered.” In such cases, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) but not tendered will be sent to the registered owner, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificate(s) without alteration or any other change whatsoever.

If any Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority so to act must be submitted.

If this Letter of Transmittal is signed by the registered owner(s) of the Shares listed and transmitted hereby, no endorsements of Share Certificates or separate stock powers are required unless payment is to be made to, or Share Certificates representing Shares not tendered or accepted for payment are to be issued in the name of, a person other than the registered owner(s), in which case the Share Certificates representing the Shares tendered by this Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) or holder(s) appear(s) on the Share Certificates. Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Share(s) listed, the Share Certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the Share Certificate(s). Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

6. Transfer Taxes. Purchaser will pay any transfer taxes with respect to the transfer and sale of Shares to it or to its order pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include U.S. federal income or backup withholding taxes). If, however, payment of the purchase price is to be made to, or (in the circumstances permitted hereby) if Share Certificates not tendered or accepted for payment are to be registered in the name of, any person other than the registered owner(s), or if tendered Share Certificates are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered owner(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share Certificates listed in this Letter of Transmittal.

7. Special Payment and Delivery Instructions. If a check for the purchase price is to be issued, and/or Share Certificates representing Shares not tendered or accepted for payment are to be issued or returned to, a person other than the signer(s) of this Letter of Transmittal or an address other than that shown in the box titled “Description of Shares Tendered” above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders delivering Shares tendered hereby or by Agent’s Message by book-entry transfer may request that Shares not purchased be credited to an account maintained at DTC as such stockholder may designate in the box titled “Special Payment Instructions” herein. If no such instructions are given, all such Shares not purchased will be returned by crediting the same account at DTC as the account from which such Shares were delivered.

8. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank, trust company or other nominee. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser’s expense.

9. Backup Withholding. Under U.S. federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer or the Merger (as defined in the Offer to Purchase), as applicable, unless such stockholders establish an exemption. In order to avoid such backup withholding, each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the attached IRS Form W-9. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign and submit to the Depositary the appropriate IRS Form W-8 (IRS Form W-8BEN for foreign individuals or IRS Form W-8BEN-E for foreign entities (corporations or partnerships)). Copies of such forms are attached to this Letter of Transmittal and may also be obtained from the Depositary or downloaded from the Internal Revenue Service’s (the “IRS”) website at the following address: http://www.irs.gov. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements, but should certify their exemption by completing the applicable IRS Form W-9 or IRS Form W-8. Failure to complete the applicable IRS Form W-9 or IRS Form W-8 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made of the Offer Price pursuant to the Offer.

FAILURE TO COMPLETE AND RETURN THE APPLICABLE IRS FORM W-9 OR IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “ADDITIONAL IMPORTANT TAX INFORMATION” SECTION BELOW.

10. Lost, Destroyed, Mutilated or Stolen Share Certificates. If any Share Certificate has been lost, destroyed, mutilated or stolen, the stockholder should promptly notify Computershare, the transfer agent for the Shares, toll-free at (800) 962-4284. The stockholder will then be instructed as to the steps that must be taken in order to replace such Share Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed, mutilated or stolen Share Certificates have been followed.

11. Waiver of Conditions. Subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission, the conditions of the Offer may be waived by Parent and Purchaser, in whole or in part at any time and from time to time, in the sole discretion of Parent and Purchaser; provided that the Minimum Condition (as defined in the Offer to Purchase) may be waived by Parent and Purchaser only with the prior written consent of Onvia.

ADDITIONAL IMPORTANT TAX INFORMATION

Under U.S. federal income tax laws, a stockholder that is a non-exempt United States person (for U.S. federal income tax purposes) whose tendered Shares are accepted for payment, or whose Shares are converted in the Merger, is required by law to provide the Depositary (as payer) with such stockholder’s correct TIN on the IRS Form W-9 below. If such stockholder is an individual, the TIN is such stockholder’s social security number. If the Depositary is not provided with the correct TIN, the stockholder may be subject to penalties imposed by the IRS and payments that are made to such stockholder with respect to Shares purchased pursuant to the Offer, or converted in the Merger, may be subject to backup withholding. If backup withholding applies with respect to such non-exempt United States person, the Depositary is required to withhold 28% of any payments of the purchase price made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS in a timely manner.

In order to avoid backup withholding, a foreign stockholder should submit a properly completed applicable IRS Form W-8 (IRS Form W-8BEN for foreign individuals or IRS Form W-8BEN-E for foreign entities

(corporations or partnerships), including certification of such stockholder’s foreign status, signed under penalties of perjury. IRS Form W-8BEN, IRS Form W-8BEN-E, and the related instructions are attached below, and can also be obtained from the Depositary or at http://www.irs.gov.

IRS Form W-9

To prevent backup withholding on payments that are made to a tendering stockholder or payee that is a United States person with respect to Shares purchased pursuant to the Offer or converted in the Merger, as applicable, the stockholder is required to notify the Depositary of such stockholder’s correct TIN by completing an IRS Form W-9 certifying, under penalties of perjury, (i) that the TIN provided on the IRS Form W-9 is correct (or that such stockholder is awaiting a TIN), (ii) that such stockholder is not subject to backup withholding because (a) such stockholder has not been notified by the IRS that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends, (b) the IRS has notified such stockholder that such stockholder is no longer subject to backup withholding or (c) such stockholder is exempt from backup withholding and (iii) that such stockholder is a United States person.

What Number to Give the Depositary

Each tendering stockholder or payee that is a United States person generally is required to give the Depositary its social security number or employer identification number. If the Shares are held in more than one name or are not in the name of the actual owner, consult Part II of the Instructions IRS Form W-9 for information on which TIN to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in Part I, sign and date the IRS Form W-9. Notwithstanding that “Applied For” is written in Part I, the Depositary will withhold 28% of all payments of the purchase price to such stockholder until a TIN is provided to the Depositary. Such amounts will be refunded to such tendering stockholder if a TIN is provided to the Depositary within 60 days. Please consult your own accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, or IRS Form W-8BEN-E to claim exemption from backup withholding, or contact the Depositary.

PAYER’S NAME: Broadridge Corporate Issuer Solutions, Inc.

THE IRS FORM W-9, IRS FORM W-8BEN AND IRS FORM W-8BEN-E ARE

INCLUDED ON THE FOLLOWING PAGES.

THIS LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE, TOGETHER WITH SHARE CERTIFICATE(S) OR BOOK-ENTRY CONFIRMATION OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification; check only one of the following seven boxes:

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting
code (if any)

(Applies to accounts maintained
outside the U.S.)

	☐	Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate

☐   Limitedliability company. Enter the tax classification (C=C  corporation, S=S corporation, P=partnership)  ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐   Other(see instructions)  ▶

	5 Address (number, street, and apt. or suite no.)								Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

● Form 1099-INT (interest earned or paid)

● Form 1099-DIV (dividends, including those from stocks or mutual funds)

● Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

● Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

● Form 1099-S (proceeds from real estate transactions)

● Form 1099-K (merchant card and third party network transactions)

● Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

● Form 1099-C (canceled debt)

● Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

● An individual who is a U.S. citizen or U.S. resident alien;

● A partnership, corporation, company, or association created or organized in the

United States or under the laws of the United States;

● An estate (other than a foreign estate); or

● A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a

Cat. No. 10231X	Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014)	Page 2

partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

● In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

● In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

● In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has field Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

● Generally, individuals (including sole proprietors) are not exempt from backup withholding.

● Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

● Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Form W-9 (Rev. 12-2014)	Page 3

● Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 12-2014)	Page 4

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))	The grantor *
For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax- exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i) (B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

● Protect your SSN,

● Ensure your employer is protecting your SSN, and

● Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Form W-8BEN (Rev. July 2017) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶   For use by individuals. Entities must use Form W-8BEN-E.

▶  Go to www.irs.gov/FormW8BEN for instructions and the latest information.

▶  Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form if:	Instead, use Form:

• You are NOT an individual	W-8BEN-E

• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9

• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the U.S.

(other than personal services)	W-8ECI

• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4

• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (i.e., a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I	Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner	2 Country of citizenship

3 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country
4 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country
5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions)	6 Foreign tax identifying number (see instructions)

7 Reference number(s) (see instructions)	8 Date of birth (MM-DD-YYYY) (see instructions)

Part II	Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

  9    I certify that the beneficial owner is a resident of                                        within the meaning of the income tax treaty between the United States and that country.

10    Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph                                                        of the treaty identified on line 9 above to claim a                                                   % rate of withholding on (specify type of income):

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding:

Part III	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

●	I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income to which this form relates or am using this form to document myself for chapter 4 purposes,
●	The person named on line 1 of this form is not a U.S. person,
●	The income to which this form relates is:

    (a) not effectively connected with the conduct of a trade or business in the United States,

    (b) effectively connected but is not subject to tax under an applicable income tax treaty, or

    (c) the partner’s share of a partnership’s effectively connected income,

●	The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country, and
●	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.

Sign Here	▶
		Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)

		Print name of signer	Capacity in which acting (if form is not signed by beneficial owner)

For Paperwork Reduction Act Notice, see separate instructions.			Cat. No. 25047Z Form W-8BEN (Rev. 7-2017)

Form W-8BEN-E (Rev. July 2017) Department of the Treasury Internal Revenue Service

Certificate of Status of Beneficial Owner for
United States Tax Withholding and Reporting (Entities)

▶  For use by entities. Individuals must use Form W-8BEN.     ▶  Section references are to the Internal Revenue Code.

▶  Go to www.irs.gov/FormW8BENE for instructions and the latest information.

▶  Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form for: Instead use Form:

•	U.S. entity or U.S. citizen or resident W-9

•	A foreign individualW-8BEN (Individual) or Form 8233

•	A foreign individual or entity claiming that income is effectively connected with the conduct of trade or business within the U.S. (unless claiming treaty benefits) W-8ECI

•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (unless claiming treaty benefits) (see instructions for exceptions) W-8IMY

•	A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession claiming that income is effectively connected U.S. income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (unless claiming treaty benefits) (see instructions for other exceptions) W-8ECI or W-8EXP

•	Any person acting as an intermediary (including a qualified intermediary acting as a qualified derivatives dealer) W-8IMY

Part I	Identification of Beneficial Owner

1 Name of organization that is the beneficial owner	2 Country of incorporation or organization

3 Name of disregarded entity receiving the payment (if applicable, see instructions)

4 Chapter 3 Status (entity type) (Must check one box only):		☐ Corporation	☐ Disregarded entity	☐ Partnership
☐ Simple trust ☐ Central Bank of Issue	☐ Grantor trust ☐ Tax-exempt organization	☐ Complex trust ☐ Private foundation	☐ Estate ☐ International organization	☐ Government
If you entered disregarded entity, partnership, simple trust, or grantor trust above, is the entity a hybrid making a treaty claim?
If “Yes” complete Part III.				☐ Yes ☐ No

5 Chapter 4 Status (FATCA status) (See instructions for details and complete the certification below for the entity’s applicable status.)

☐     NonparticipatingFFI (including an FFI related to a Reporting IGA FFI other than a deemed-compliant FFI, participating FFI, or exempt beneficial owner).

☐     Participating FFI.

☐     Reporting Model 1 FFI.

☐     Reporting Model 2 FFI.

☐     Registereddeemed-compliant FFI (other than a reporting Model 1 FFI, sponsored FFI, or nonreporting IGA FFI covered in Part XII). See instructions.

☐     Sponsored FFI. Complete Part IV.

☐     Certifieddeemed-compliant nonregistering local bank. Complete Part V.

☐    Certifieddeemed-compliant FFI with only low-value accounts. Complete Part VI.

☐     Certifieddeemed-compliant sponsored, closely held investment vehicle. Complete Part VII.

☐    Certifieddeemed-compliant limited life debt investment entity. Complete Part VIII.

☐     Certaininvestment entities that do not maintain financial accounts. Complete Part IX.

☐    Owner-documentedFFI. Complete Part X.

☐     Restricteddistributor. Complete Part XI.

☐     Nonreporting IGA FFI. Complete Part XII.

☐    Foreigngovernment, government of a U.S. possession, or foreign central bank of issue. Complete Part XIII.

☐     Internationalorganization. Complete Part XIV.

☐    Exemptretirement plans. Complete Part XV.

☐    Entitywholly owned by exempt beneficial owners. Complete Part XVI.

☐     Territoryfinancial institution. Complete Part XVII.

☐    Exceptednonfinancial group entity. Complete Part XVIII.

☐     Exceptednonfinancial start-up company. Complete Part XIX.

☐    Exceptednonfinancial entity in liquidation or bankruptcy. Complete Part XX.

☐     501(c)organization. Complete Part XXI.

☐    Nonprofitorganization. Complete Part XXII.

☐    Publiclytraded NFFE or NFFE affiliate of a publicly traded corporation. Complete Part XXIII.

☐     Exceptedterritory NFFE. Complete Part XXIV.

☐    ActiveNFFE. Complete Part XXV.

☐    PassiveNFFE. Complete Part XXVI.

☐     Exceptedinter-affiliate FFI. Complete Part XXVII.

☐    Directreporting NFFE.

☐    Sponsoreddirect reporting NFFE. Complete Part XXVIII.

☐     Accountthat is not a financial account.

6 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address (other than a registered address).
City or town, state or province. Include postal code where appropriate.		Country
7 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.		Country
8 U.S. taxpayer identification number (TIN), if required	9a GIIN	b Foreign TIN
10 Reference number(s) (see instructions)

Note: Please complete remainder of the form including signing the form in Part XXX.

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 59689N Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017)	Page 2

Part II	Disregarded Entity or Branch Receiving Payment. (Complete only if a disregarded entity with a GIIN or a branch of an FFI in a country other than the FFI’s country of residence. See instructions.)

11 Chapter 4 Status (FATCA status) of disregarded entity or branch receiving payment

☐ Branch treated as nonparticipating FFI. ☐ Participating FFI.	☐ Reporting Model 1 FFI. ☐ Reporting Model 2 FFI.	☐ U.S. Branch.

12 Address of disregarded entity or branch (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address (other than a registered address).
City or town, state or province. Include postal code where appropriate.
Country

13 GIIN (if any)

Part III	Claim of Tax Treaty Benefits (if applicable). (For chapter 3 purposes only.)

  14    I certify that (check all that apply):

a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b	☐	The beneficial owner derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits. The following are types of limitation on benefits provisions that may be included in an applicable tax treaty (check only one; see instructions):
	☐	Government	☐	Company that meets the ownership and base erosion test
	☐	Tax exempt pension trust or pension fund	☐	Company that meets the derivative benefits test
	☐	Other tax exempt organization	☐	Company with an item of income that meets active trade or business test
	☐	Publicly traded corporation	☐	Favorable discretionary determination by the U.S. competent authority received
	☐	Subsidiary of a publicly traded corporation	☐	Other (specify Article and paragraph):
c	☐	The beneficial owner is claiming treaty benefits for U.S. source dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation and meets qualified resident status (see instructions).

  15    Special rates and conditions (if applicable—see instructions):

The beneficial owner is claiming the provisions of Article and paragraph

of the treaty identified on line 14a above to claim a	%	rate of withholding on (specify type of income):

Explain the additional conditions in the Article the beneficial owner meets to be eligible for the rate of withholding:

Part IV	Sponsored FFI

16	Name of sponsoring entity:

17	Check whichever box applies.

☐ I certify that the entity identified in Part I:
• Is an investment entity;
• Is not a QI, WP (except to the extent permitted in the withholding foreign partnership agreement), or WT; and
• Has agreed with the entity identified above (that is not a nonparticipating FFI) to act as the sponsoring entity for this entity.
☐ I certify that the entity identified in Part I:
• Is a controlled foreign corporation as defined in section 957(a);
• Is not a QI, WP, or WT;
• Is wholly owned, directly or indirectly, by the U.S. financial institution identified above that agrees to act as the sponsoring entity for this entity; and
• Shares a common electronic account system with the sponsoring entity (identified above) that enables the sponsoring entity to identify all account holders and payees of the entity and to access all account and customer information maintained by the entity including, but not limited to, customer identification information, customer documentation, account balance, and all payments made to account holders or payees.

Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017)	Page 3

Part V	Certified Deemed-Compliant Nonregistering Local Bank

18	☐ I certify that the FFI identified in Part I:
• Operates and is licensed solely as a bank or credit union (or similar cooperative credit organization operated without profit) in its country of incorporation or organization;
• Engages primarily in the business of receiving deposits from and making loans to, with respect to a bank, retail customers unrelated to such bank and, with respect to a credit union or similar cooperative credit organization, members, provided that no member has a greater than 5% interest in such credit union or cooperative credit organization;
• Does not solicit account holders outside its country of organization;

• Has no fixed place of business outside such country (for this purpose, a fixed place of business does not include a location that is not advertised to the public and from which the FFI performs solely administrative support functions);
• Has no more than $175 million in assets on its balance sheet and, if it is a member of an expanded affiliated group, the group has no more than $500 million in total assets on its consolidated or combined balance sheets; and
• Does not have any member of its expanded affiliated group that is a foreign financial institution, other than a foreign financial institution that is incorporated or organized in the same country as the FFI identified in Part I and that meets the requirements set forth in this part.

Part VI	Certified Deemed-Compliant FFI with Only Low-Value Accounts

19	☐ I certify that the FFI identified in Part I:
• Is not engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, notional principal contracts, insurance or annuity contracts, or any interest (including a futures or forward contract or option) in such security, partnership interest, commodity, notional principal contract, insurance contract or annuity contract;
• No financial account maintained by the FFI or any member of its expanded affiliated group, if any, has a balance or value in excess of $50,000 (as determined after applying applicable account aggregation rules); and
• Neither the FFI nor the entire expanded affiliated group, if any, of the FFI, have more than $50 million in assets on its consolidated or combined balance sheet as of the end of its most recent accounting year.

Part VII	Certified Deemed-Compliant Sponsored, Closely Held Investment Vehicle

20	Name of sponsoring entity:
21	☐ I certify that the entity identified in Part I:
• Is an FFI solely because it is an investment entity described in Regulations section 1.1471-5(e)(4);
• Is not a QI, WP, or WT;
• Will have all of its due diligence, withholding, and reporting responsibilities (determined as if the FFI were a participating FFI) fulfilled by the sponsoring entity identified on line 20; and
• 20 or fewer individuals own all of the debt and equity interests in the entity (disregarding debt interests owned by U.S. financial institutions, participating FFIs, registered deemed-compliant FFIs, and certified deemed-compliant FFIs and equity interests owned by an entity if that entity owns 100% of the equity interests in the FFI and is itself a sponsored FFI).

Part VIII	Certified Deemed-Compliant Limited Life Debt Investment Entity

22	☐ I certify that the entity identified in Part I:
• Was in existence as of January 17, 2013;
• Issued all classes of its debt or equity interests to investors on or before January 17, 2013, pursuant to a trust indenture or similar agreement; and
• Is certified deemed-compliant because it satisfies the requirements to be treated as a limited life debt investment entity (such as the restrictions with respect to its assets and other requirements under Regulations section 1.1471-5(f)(2)(iv)).

Part IX	Certain Investment Entities that Do Not Maintain Financial Accounts

23	☐ I certify that the entity identified in Part I:
• Is a financial institution solely because it is an investment entity described in Regulations section 1.1471-5(e)(4)(i)(A), and
• Does not maintain financial accounts.

Part X	Owner-Documented FFI

Note: This status only applies if the U.S. financial institution, participating FFI, or reporting Model 1 FFI to which this form is given has agreed that it will treat the FFI as an owner-documented FFI (see instructions for eligibility requirements). In addition, the FFI must make the certifications below.
24a	☐ (All owner-documented FFIs check here) I certify that the FFI identified in Part I:
• Does not act as an intermediary;
• Does not accept deposits in the ordinary course of a banking or similar business;
• Does not hold, as a substantial portion of its business, financial assets for the account of others;
• Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;
• Is not owned by or in an expanded affiliated group with an entity that accepts deposits in the ordinary course of a banking or similar business, holds, as a substantial portion of its business, financial assets for the account of others, or is an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account;
• Does not maintain a financial account for any nonparticipating FFI; and
• Does not have any specified U.S. persons that own an equity interest or debt interest (other than a debt interest that is not a financial account or that has a balance or value not exceeding $50,000) in the FFI other than those identified on the FFI owner reporting statement.

Check box 24b or 24c, whichever applies.

b	☐	I certify that the FFI identified in Part I:

• Has provided, or will provide, an FFI owner reporting statement that contains:

		(i)	The name, address, TIN (if any), chapter 4 status, and type of documentation provided (if required) of every individual and specified U.S. person that owns a direct or indirect equity interest in the owner-documented FFI (looking through all entities other than specified U.S. persons);

Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017)	Page 4

Part X	Owner-Documented FFI (continued)

		(ii)	The name, address, TIN (if any), and chapter 4 status of every individual and specified U.S. person that owns a debt interest in the owner-documented FFI (including any indirect debt interest, which includes debt interests in any entity that directly or indirectly owns the payee or any direct or indirect equity interest in a debt holder of the payee) that constitutes a financial account in excess of $50,000 (disregarding all such debt interests owned by participating FFIs, registered deemed-compliant FFIs, certified deemed-compliant FFIs, excepted NFFEs, exempt beneficial owners, or U.S. persons other than specified U.S. persons); and

		(iii)	Any additional information the withholding agent requests in order to fulfill its obligations with respect to the entity.

• Has provided, or will provide, valid documentation meeting the requirements of Regulations section 1.1471-3(d)(6)(iii) for each person identified in the FFI owner reporting statement.

c	☐	I certify that the FFI identified in Part I has provided, or will provide, an auditor’s letter, signed within 4 years of the date of payment, from an independent accounting firm or legal representative with a location in the United States stating that the firm or representative has reviewed the FFI’s documentation with respect to all of its owners and debt holders identified in Regulations section 1.1471-3(d)(6)(iv)(A)(2), and that the FFI meets all the requirements to be an owner-documented FFI. The FFI identified in Part I has also provided, or will provide, an FFI owner reporting statement of its owners that are specified U.S. persons and Form(s) W-9, with applicable waivers.

Check box 24d if applicable (optional, see instructions).

d	☐	I certify that the entity identified on line 1 is a trust that does not have any contingent beneficiaries or designated classes with unidentified beneficiaries.

Part XI	Restricted Distributor

25a	☐ (All restricted distributors check here) I certify that the entity identified in Part I:

• Operates as a distributor with respect to debt or equity interests of the restricted fund with respect to which this form is furnished;

• Provides investment services to at least 30 customers unrelated to each other and less than half of its customers are related to each other;

• Is required to perform AML due diligence procedures under the anti-money laundering laws of its country of organization (which is an FATF-compliant jurisdiction);

• Operates solely in its country of incorporation or organization, has no fixed place of business outside of that country, and has the same country of incorporation or organization as all members of its affiliated group, if any;

• Does not solicit customers outside its country of incorporation or organization;

• Has no more than $175 million in total assets under management and no more than $7 million in gross revenue on its income statement for the most recent accounting year;

• Is not a member of an expanded affiliated group that has more than $500 million in total assets under management or more than $20 million in gross revenue for its most recent accounting year on a combined or consolidated income statement; and

• Does not distribute any debt or securities of the restricted fund to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs.

Check box 25b or 25c, whichever applies.

I further certify that with respect to all sales of debt or equity interests in the restricted fund with respect to which this form is furnished that are made after December 31, 2011, the entity identified in Part I:

b	☐ Has been bound by a distribution agreement that contained a general prohibition on the sale of debt or securities to U.S. entities and U.S. resident individuals and is currently bound by a distribution agreement that contains a prohibition of the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI.

c	☐ Is currently bound by a distribution agreement that contains a prohibition on the sale of debt or securities to any specified U.S. person, passive NFFE with one or more substantial U.S. owners, or nonparticipating FFI and, for all sales made prior to the time that such a restriction was included in its distribution agreement, has reviewed all accounts related to such sales in accordance with the procedures identified in Regulations section 1.1471-4(c) applicable to preexisting accounts and has redeemed or retired any, or caused the restricted fund to transfer the securities to a distributor that is a participating FFI or reporting Model 1 FFI securities which were sold to specified U.S. persons, passive NFFEs with one or more substantial U.S. owners, or nonparticipating FFIs.

Part XII	Nonreporting IGA FFI

26	☐ I certify that the entity identified in Part I:
• Meets the requirements to be considered a nonreporting financial institution pursuant to an applicable IGA between the United States and

.	The applicable IGA is a ☐ Model 1 IGA or a ☐ Model 2 IGA; and

is treated as a applicable, see instructions);	under the provisions of the applicable IGA or Treasury regulations (if
• If you are a trustee documented trust or a sponsored entity, provide the name of the trustee or sponsor .
The trustee is: ☐ U.S. ☐ Foreign

Part XIII	Foreign Government, Government of a U.S. Possession, or Foreign Central Bank of Issue

27	☐ I certify that the entity identified in Part I is the beneficial owner of the payment, and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)).

Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017)	Page 5

Part XIV	International Organization
Check box 28a or 28b, whichever applies.

28a	☐ I certify that the entity identified in Part I is an international organization described in section 7701(a)(18).

b	☐ I certify that the entity identified in Part I:

• Is comprised primarily of foreign governments;

• Is recognized as an intergovernmental or supranational organization under a foreign law similar to the International Organizations Immunities

Act or that has in effect a headquarters agreement with a foreign government;

• The benefit of the entity’s income does not inure to any private person; and

• Is the beneficial owner of the payment and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or depository institution with respect to the payments, accounts, or obligations for which this form is submitted (except as permitted in Regulations section 1.1471-6(h)(2)).

Part XV	Exempt Retirement Plans
Check box 29a, b, c, d, e, or f, whichever applies.

29a	☐ I certify that the entity identified in Part I:

• Is established in a country with which the United States has an income tax treaty in force (see Part III if claiming treaty benefits);

• Is operated principally to administer or provide pension or retirement benefits; and

• Is entitled to treaty benefits on income that the fund derives from U.S. sources (or would be entitled to benefits if it derived any such income)
as a resident of the other country which satisfies any applicable limitation on benefits requirement.

b	☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• No single beneficiary has a right to more than 5% of the FFI’s assets;

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operated; and

(i) Is generally exempt from tax on investment income under the laws of the country in which it is established or operates due to its status as a retirement or pension plan;

(ii)   Receives at least 50% of its total contributions from sponsoring employers (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, other retirement funds described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A));

(iii)  Either does not permit or penalizes distributions or withdrawals made before the occurrence of specified events related to retirement, disability, or death (except rollover distributions to accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), to retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or to other retirement funds described in this part or in an applicable Model 1 or Model 2 IGA); or

(iv) Limits contributions by employees to the fund by reference to earned income of the employee or may not exceed $50,000 annually.

c	☐ I certify that the entity identified in Part I:

• Is organized for the provision of retirement, disability, or death benefits (or any combination thereof) to beneficiaries that are former employees of one or more employers in consideration for services rendered;

• Has fewer than 50 participants;

• Is sponsored by one or more employers each of which is not an investment entity or passive NFFE;

• Employee and employer contributions to the fund (disregarding transfers of assets from other plans described in this part, retirement and pension accounts described in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A)) are limited by reference to earned income and compensation of the employee, respectively;

• Participants that are not residents of the country in which the fund is established or operated are not entitled to more than 20% of the fund’s assets; and

• Is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which the fund is established or operates.

d	☐ I certify that the entity identified in Part I is formed pursuant to a pension plan that would meet the requirements of section 401(a), other than the requirement that the plan be funded by a trust created or organized in the United States.

e	☐ I certify that the entity identified in Part I is established exclusively to earn income for the benefit of one or more retirement funds described in this part or in an applicable Model 1 or Model 2 IGA, or accounts described in Regulations section 1.1471-5(b)(2)(i)(A) (referring to retirement and pension accounts), or retirement and pension accounts described in an applicable Model 1 or Model 2 IGA.

f	☐ I certify that the entity identified in Part I:

• Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are current or former employees of the sponsor (or persons designated by such employees); or

• Is established and sponsored by a foreign government, international organization, central bank of issue, or government of a U.S. possession (each as defined in Regulations section 1.1471-6) or an exempt beneficial owner described in an applicable Model 1 or Model 2 IGA to provide retirement, disability, or death benefits to beneficiaries or participants that are not current or former employees of such sponsor, but are in consideration of personal services performed for the sponsor.

Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017)	Page 6

Part XVI	Entity Wholly Owned by Exempt Beneficial Owners

30	☐ I certify that the entity identified in Part I:

• Is an FFI solely because it is an investment entity;

• Each direct holder of an equity interest in the investment entity is an exempt beneficial owner described in Regulations section 1.1471-6 or in an applicable Model 1 or Model 2 IGA;

• Each direct holder of a debt interest in the investment entity is either a depository institution (with respect to a loan made to such entity) or an exempt beneficial owner described in Regulations section 1.1471-6 or an applicable Model 1 or Model 2 IGA.

• Has provided an owner reporting statement that contains the name, address, TIN (if any), chapter 4 status, and a description of the type of documentation provided to the withholding agent for every person that owns a debt interest constituting a financial account or direct equity interest in the entity; and

• Has provided documentation establishing that every owner of the entity is an entity described in Regulations section 1.1471-6(b), (c), (d), (e), (f) and/or (g) without regard to whether such owners are beneficial owners.

Part XVII	Territory Financial Institution

31	☐ I certify that the entity identified in Part I is a financial institution (other than an investment entity) that is incorporated or organized under the laws of a possession of the United States.

Part XVIII	Excepted Nonfinancial Group Entity

32	☐ I certify that the entity identified in Part I:

• Is a holding company, treasury center, or captive finance company and substantially all of the entity’s activities are functions described in Regulations section 1.1471-5(e)(5)(i)(C) through (E);

• Is a member of a nonfinancial group described in Regulations section 1.1471-5(e)(5)(i)(B);

• Is not a depository or custodial institution (other than for members of the entity’s expanded affiliated group); and

• Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle with an investment strategy to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XIX	Excepted Nonfinancial Start-Up Company

33	☐ I certify that the entity identified in Part I:

• Was formed on (or, in the case of a new line of business, the date of board resolution approving the new line of business) (date must be less than 24 months prior to date of payment);

• Is not yet operating a business and has no prior operating history or is investing capital in assets with the intent to operate a new line of business other than that of a financial institution or passive NFFE;

• Is investing capital into assets with the intent to operate a business other than that of a financial institution; and

• Does not function (or hold itself out) as an investment fund, such as a private equity fund, venture capital fund, leveraged buyout fund, or any investment vehicle whose purpose is to acquire or fund companies and then hold interests in those companies as capital assets for investment purposes.

Part XX	Excepted Nonfinancial Entity in Liquidation or Bankruptcy

34	☐ I certify that the entity identified in Part I:

• Filed a plan of liquidation, filed a plan of reorganization, or filed for bankruptcy on ;

• During the past 5 years has not been engaged in business as a financial institution or acted as a passive NFFE;

• Is either liquidating or emerging from a reorganization or bankruptcy with the intent to continue or recommence operations as a nonfinancial entity; and

• Has, or will provide, documentary evidence such as a bankruptcy filing or other public documentation that supports its claim if it remains in bankruptcy or liquidation for more than 3 years.

Part XXI	501(c) Organization

35    ☐  I certify that the entity identified in Part I is a 501(c) organization that:

•	Has been issued a determination letter from the IRS that is currently in effect concluding that the payee is a section 501(c) organization that is dated ; or
•	Has provided a copy of an opinion from U.S. counsel certifying that the payee is a section 501(c) organization (without regard to whether the payee is a foreign private foundation).

Part XXII	Nonprofit Organization

36    ☐  I certify that the entity identified in Part I is a nonprofit organization that meets the following requirements.

•	The entity is established and maintained in its country of residence exclusively for religious, charitable, scientific, artistic, cultural or educational purposes;
•	The entity is exempt from income tax in its country of residence;
•	The entity has no shareholders or members who have a proprietary or beneficial interest in its income or assets;
•	Neither the applicable laws of the entity’s country of residence nor the entity’s formation documents permit any income or assets of the entity to be distributed to, or applied for the benefit of, a private person or noncharitable entity other than pursuant to the conduct of the entity’s charitable activities or as payment of reasonable compensation for services rendered or payment representing the fair market value of property which the entity has purchased; and

Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017)	Page 7

Part XXII	Nonprofit Organization (continued)
●	The applicable laws of the entity’s country of residence or the entity’s formation documents require that, upon the entity’s liquidation or dissolution, all of its assets be distributed to an entity that is a foreign government, an integral part of a foreign government, a controlled entity of a foreign government, or another organization that is described in this part or escheats to the government of the entity’s country of residence or any political subdivision thereof.

Part XXIII	Publicly Traded NFFE or NFFE Affiliate of a Publicly Traded Corporation

Check box 37a or 37b, whichever applies.

37a  ☐  I certify that:

●	The entity identified in Part I is a foreign corporation that is not a financial institution; and
●	The stock of such corporation is regularly traded on one or more established securities markets, including (name one securities exchange upon which the stock is regularly traded).

    b  ☐  I certify that:

●	The entity identified in Part I is a foreign corporation that is not a financial institution;
●	The entity identified in Part I is a member of the same expanded affiliated group as an entity the stock of which is regularly traded on an established securities market;
●	The name of the entity, the stock of which is regularly traded on an established securities market, is ; and
●	The name of the securities market on which the stock is regularly traded is .

Part XXIV	Excepted Territory NFFE

38    ☐  I certify that:

●	The entity identified in Part I is an entity that is organized in a possession of the United States;
●	The entity identified in Part I:
(i)	Does not accept deposits in the ordinary course of a banking or similar business;
(ii)	Does not hold, as a substantial portion of its business, financial assets for the account of others; or
(iii)	Is not an insurance company (or the holding company of an insurance company) that issues or is obligated to make payments with respect to a financial account; and
●	All of the owners of the entity identified in Part I are bona fide residents of the possession in which the NFFE is organized or incorporated.

Part XXV	Active NFFE

39    ☐  I certify that:

●	The entity identified in Part I is a foreign entity that is not a financial institution;
●	Less than 50% of such entity’s gross income for the preceding calendar year is passive income; and
●	Less than 50% of the assets held by such entity are assets that produce or are held for the production of passive income (calculated as a weighted average of the percentage of passive assets measured quarterly) (see instructions for the definition of passive income).

Part XXVI	Passive NFFE

40a  ☐  I certify that the entity identified in Part I is a foreign entity that is not a financial institution (other than an investment entity organized in a possession of the United States) and is not certifying its status as a publicly traded NFFE (or affiliate), excepted territory NFFE, active NFFE, direct reporting NFFE, or sponsored direct reporting NFFE.

Check box 40b or 40c, whichever applies.

    b  ☐  I further certify that the entity identified in Part I has no substantial U.S. owners (or, if applicable, no controlling U.S. persons); or

    c  ☐  I further certify that the entity identified in Part I has provided the name, address, and TIN of each substantial U.S. owner (or, if applicable, controlling U.S. person) of the NFFE in Part XXIX.

Part XXVII	Excepted Inter-Affiliate FFI

41    ☐  I certify that the entity identified in Part I:

●	Is a member of an expanded affiliated group;
●	Does not maintain financial accounts (other than accounts maintained for members of its expanded affiliated group);
●	Does not make withholdable payments to any person other than to members of its expanded affiliated group;
●	Does not hold an account (other than depository accounts in the country in which the entity is operating to pay for expenses) with or receive payments from any withholding agent other than a member of its expanded affiliated group; and
●	Has not agreed to report under Regulations section 1.1471-4(d)(2)(ii)(C) or otherwise act as an agent for chapter 4 purposes on behalf of any financial institution, including a member of its expanded affiliated group.

Part XXVIII	Sponsored Direct Reporting NFFE (see instructions for when this is permitted)

42    Name of sponsoring entity:

43    ☐  I certify that the entity identified in Part I is a direct reporting NFFE that is sponsored by the entity identified on line 42.

Form W-8BEN-E (Rev. 7-2017)

Form W-8BEN-E (Rev. 7-2017)	Page 8

Part XXIX	Substantial U.S. Owners of Passive NFFE

As required by Part XXVI, provide the name, address, and TIN of each substantial U.S. owner of the NFFE. Please see the instructions for a definition of substantial U.S. owner. If providing the form to an FFI treated as a reporting Model 1 FFI or reporting Model 2 FFI, an NFFE may also use this part for reporting its controlling U.S. persons under an applicable IGA.

Name	Address	TIN

Part XXX	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

●	The entity identified on line 1 of this form is the beneficial owner of all the income to which this form relates, is using this form to certify its status for chapter 4 purposes, or is a merchant submitting this form for purposes of section 6050W;
●	The entity identified on line 1 of this form is not a U.S. person;
●	The income to which this form relates is: (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income; and
●	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which the entity on line 1 is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the entity on line 1 is the beneficial owner.

I agree that I will submit a new form within 30 days if any certification on this form becomes incorrect.

Sign Here	▶
		Signature of individual authorized to sign for beneficial owner	Print Name	Date (MM-DD-YYYY)

☐ I certify that I have the capacity to sign for the entity identified on line 1 of this form.

Form W-8BEN-E (Rev. 7-2017)

PAYER’S NAME: Broadridge Corporate Issuer Solutions, Inc.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, 28% of all reportable payments made to me thereafter will be withheld, until I provide a number.

Signature	Date

FAILURE TO COMPLETE AND RETURN THIS CERTIFICATE MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER OR THE MERGER.

The Depositary for the Offer is:

Broadridge Corporate Issuer Solutions, Inc.

If delivering via USPS:	If delivering by hand, UPS or FedEx:

Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0693	Edgewood, NY 11717

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET

FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance may be directed to the Information Agent at the telephone number and address set forth below. Requests for additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com